UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

c/o Robert W Seiden, Receiver for Abakan,  Inc. :  1120 Avenue of the Americas,4th Floor, New York,

New York, 10036

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFI CERS; ELECTION OF

DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFI CERS.

(a)

On September 16, 2015, Ray Tellini resigned  his position on the board of directors and as  head of its audit committee for Abakan Inc. (“Company”). Mr. Tellini also served as a member of the Company’s compensation committee, nominating & governance committee and compliance & ethics committee. The resignation was predicated on alleged failures in corporate governance, conflict with management,

deficiencies in internal controls and inadequate public disclosure.  A copy of Mr. Tellini’s resignation letter is attached herewith as Exhibit 17.1 to this  report on Form 8-K.

The Company provided Mr. Tellini with a copy of this report on Form 8-K prior to its filing with the

Securities and Exchange Commission and requested that Mr. Tellini furnish it with a letter addressed to the Company stating whether he agrees with the statements made above and if not stating the respects in which he does not agree.  Mr. Tellini has raised no objections.  As of the date of this report on Form 8-K,

Mr. Tellini has not furnished the Company with such a letter.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached as part of this report:

Exhibit

Page

No.

No.

Description

17.1

Attached

Letter from Tellini to the Company dated September 16, 2015.

.

______________________________________________________________________________

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the  registrant  has  duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert W. Seiden

September 25, 2015

Name: Robert W Seiden

Title: Court Appointed Receiver for Abakan,  Inc

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